Exhibit 99.(a).8

JOHN HANCOCK BOND TRUST

Establishment and Designation of

New Share Classes

of Beneficial Interest of

John Hancock Investment Grade Bond Fund,

a Series of John Hancock Bond Trust

It is hereby stated that:

1.	This document relates to a business trust created by a Declaration of Trust, which was filed with the Secretary of The Commonwealth of Massachusetts on November 29, 1984 under the name Criterion Bond Fund.

2.	The present name of the business trust is John Hancock Bond Trust (the “Trust”), operating pursuant to an Amended and Restated Declaration of Trust dated March 8, 2005, as amended or restated from time to time (the “Declaration of Trust”).

3.	The Trustees of the Trust, acting pursuant to Article V, Sections 5.1 and 5.11 of the Declaration of Trust, established and designated Class NAV, Class R2, Class R4 and Class R6 shares of John Hancock Investment Grade Bond Fund, a series of the Trust (the Fund”).

4.	The following is a true copy of the resolutions unanimously adopted by the Board of Trustees of the Trust at a meeting on December 15-17, 2014 to establish and designate the above classes of shares of the Fund, and that such resolutions have not been revoked, revised or amended and are in full force and effect:

RESOLVED, that, in accordance with Article V, Sections 5.1 and 5.11 of the Declaration of Trust of the Trust, as may be amended or restated (the “Declaration of Trust”), the Trustees hereby establish and designate Class NAV, Class R2, Class R4 and Class R6 shares (the “New Share Classes”) of John Hancock Investment Grade Bond Fund (the “Fund”), as described at the meeting, the rights and preferences of such New Share Classes set forth in the Declaration of Trust and to be as described in the Fund’s prospectuses and statement of additional information to be included in the Trust’s registration statements on Form N-1A (“Registration Statement”); and

FURTHER RESOLVED, that the officers of the Trust be, and each of them acting singly hereby is, authorized and directed, for and on behalf of the Trust, to take all action and execute all documents which any one or more of them may deem to be necessary or appropriate to effectuate the foregoing resolution and to carry out the purposes thereof.

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IN WITNESS WHEREOF, I have affixed my signature this 20th day of March, 2015.

JOHN HANCOCK BOND TRUST

By:	/s/ Ariel Ayanna
Name: Ariel Ayanna
Title: Assistant Secretary

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